UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2025

BGC Group, Inc.

(Exact name of Registrant as specified in its charter)

Delaware	001-35591	86-3748217
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

499 Park Avenue, New York, NY 10022

(Address of principal executive offices)

Registrant’s telephone number, including area code: (212) 610-2200

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A Common Stock, $0.01 par value	BGC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

☐ Emerging growth company

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Howard Lutnick Confirmed as 41st United States Secretary of Commerce; Steps Down as BGC Group Chairman of the Board and Chief Executive Officer

On February 18, 2025, Howard Lutnick, Chairman of the Board of Directors (the “Board”) and Chief Executive Officer of BGC Group, Inc. (“BGC” or the “Company”), informed the Company that he has stepped down as Chairman of the Board and Chief Executive Officer of the Company, effective February 18, 2025, as a result of his confirmation by the United States Senate as the 41st Secretary of Commerce. Howard Lutnick’s departure was not the result of any dispute or disagreement with the Company or the Board.

The Company issued a press release regarding Howard Lutnick’s confirmation as the 41st Secretary of Commerce. A copy of the press release is filed as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated by reference herein.

Brandon Lutnick Appointed to Board of Directors

On February 18, 2025, the Board appointed Brandon Lutnick to serve as a member of the Board, effective February 18, 2025, for a term to expire at the earlier of the 2025 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Brandon Lutnick will not be appointed to any Committees of the Board.

Brandon Lutnick, age 27, is Chief Executive Officer and Chairman of Cantor Fitzgerald, L.P. (“Cantor”), our controlling stockholder, and Cantor Fitzgerald Securities, and Chief Executive Officer of CF Group Management, Inc., the managing general partner of Cantor (“CFGM”). Brandon joined Cantor in 2022 and most recently has worked in the Office of the Chairman, managing strategy and overseeing other special projects relating to Cantor and its affiliates. Since 2024, Brandon Lutnick has also served as the Chairman and Chief Executive Officer of Cantor’s special purpose acquisition companies, commonly referred to as SPACs, including Cantor Equity Partners, Inc. and Cantor Equity Partners I, Inc. Brandon Lutnick joined Cantor in 2022 in equity sales and trading. Prior to his positions at Cantor, Brandon Lutnick began his career as a Credit Analyst at Oak Hill Advisors, L.P. In 2021, Brandon Lutnick graduated from Stanford University with a Bachelor’s degree in Symbolic Systems.

Brandon Lutnick is the son of our former Chief Executive Officer and Chairman Howard Lutnick, and has no family relationships with any of our current officers or directors. There are no arrangements or understandings between Brandon Lutnick and any other person pursuant to which he was selected as a director. Brandon Lutnick does not have any interests requiring disclosure under Item 404(a) of Regulation S-K.

Brandon Lutnick will not receive any compensation for his service on the Board.

The Company issued a press release regarding the appointment of Brandon Lutnick. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Stephen Merkel Appointed to Board of Directors and Chairman of the Board of Directors

On February 18, 2025, the Board appointed Stephen Merkel, our Executive Vice President and General Counsel, to serve as a member of the Board, effective February 18, 2025, for a term to expire at the earlier of the 2025 Annual Meeting of Stockholders of the Company, or until his successor is duly elected and qualified. Additionally, the Board appointed Mr. Merkel to serve as Chairman of the Board. Mr. Merkel will not be appointed to any Committees of the Board.

Stephen Merkel, age 66, has served as our Executive Vice President and General Counsel since 2001, which positions will not change as a result of his appointment to the Board. He is also on the Board of Directors of our FMX business. Mr. Merkel is Executive Vice Chairman, Executive Managing Director, and General Counsel for the Cantor group of companies, including Cantor, CFGM and Cantor Fitzgerald & Co. Mr. Merkel has been Chief Legal Officer, Executive Vice President and Assistant Corporate Secretary of Newmark Group, Inc. (“Newmark”) since 2019. Mr. Merkel also holds offices at and provides services to various other affiliates of Cantor and provides services to BGC’s and Newmark’s operating partnerships and subsidiaries, as applicable. Prior to joining Cantor in 1993, Mr. Merkel was Vice President and Assistant General Counsel at Goldman Sachs & Co., dedicated to the J. Aron Division, and prior to that, he was an associate with the law firm of Paul, Weiss, Rifkind, Wharton & Garrison. Prior to that, he was a law clerk for the Honorable Irving R. Kaufman of the U.S. Court of Appeals for the Second Circuit. Mr. Merkel received a Bachelor’s degree with a major in History and Sociology of Science from the University of Pennsylvania and received his law degree from the University of Michigan Law School.

Mr. Merkel is currently on the Board of Trustees of the Brooklyn Botanic Garden and on the Board of Directors of the Brooklyn Bridge Park Corporation. He was a founding member of the Wholesale Markets Brokers’ Association for the Americas.

There are no family relationships between any of the Company’s directors or officers and Mr. Merkel that are required to be disclosed under Item 401(d) of Regulation S-K. Except as previously described in the Company’s Definitive Proxy Statement on Schedule 14A filed with the SEC on August 2, 2024 (“2024 Proxy”) under the heading “Certain Relationships and Related Transactions, and Director Independence,” which information is incorporated herein by reference, Mr. Merkel does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K. There have been no changes made to Mr. Merkel’s plans, contracts or arrangements with the Company in connection with his appointment to the Board. He will not receive any compensation for his service on the Board.

The Company issued a press release regarding the appointment of Mr. Merkel. A copy of the press release is filed as Exhibit 99.2 to this Current Report on Form 8-K and is incorporated by reference herein.

Co-CEO Appointments

On February 18, 2025, the Board appointed John Abularrage, Jean-Pierre (“JP”) Aubin, and Sean Windeatt as Co-Chief Executive Officers of the Company, effective as of February 18, 2025. Following Howard Lutnick’s departure, Messrs. Abularrage, Aubin, and Windeatt will be the Principal Executive Officers of the Company.

The Company issued a press release regarding the appointments. A copy of the press release is filed as Exhibit 99.3 to this Current Report on Form 8-K and is incorporated by reference herein.

John Abularrage

John Abularrage, age 47, has served as BGC’s Chief Executive Officer of the Americas since 2021, which position he will continue to hold. Mr. Abularrage joined BGC Group in 2021, bringing more than 20 years of financial services experience to the business. He has served as a Global Co-Head of Financial Services Brokerage from 2021 to 2025. Prior to BGC, Mr. Abularrage held various senior positions at TP ICAP plc, a financial services firm, from 2011 to 2021, including Chief Executive Officer of the Americas and Head of Global Brokering. Prior to that, Mr. Abularrage held positions at Collin Stewart, Inc. from 2000 to 2011 including Chief Executive Officer of North America and prior to that Head of Equities. In 1999, Mr. Abularrage graduated from Georgetown University McDonough School of Business with a Bachelor’s degree in Business Administration.

There are no family relationships between any of the Company’s directors or officers and Mr. Abularrage that are required to be disclosed under Item 401(d) of Regulation S-K. Mr. Abularrage does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Abularrage’s compensation arrangements are described herein under “John Abularrage Agreements” below.

JP Aubin

JP Aubin, age 56, has served as BGC’s Chief Executive Officer of EMEA since 2008, which position he will continue to hold. He has served as a Global Co-Head of Financial Services Brokerage from 2020 to 2025. Mr. Aubin joined BGC in 2005 and helped drive the company’s rapid expansion in Europe, which included the acquisitions of ETC Pollak in 2005 and Aurel BGC in 2006, of which he was made President in 2012. In 2008, Mr. Aubin was named Global Head for Listed Products. Prior to these positions, from 2008 to 2020, Mr. Aubin was an Executive Managing Director for BGC and from 2005 to 2008, Mr. Aubin was President of the Continental European region for BGC. Prior to his positions at BGC, Mr. Aubin began his career at the Viel-Tradition Group in 1999 after being part of the Barclays Bank student training program. After trading futures and options for 10 years in both London and Paris, he was promoted in 2000 to President and Global Head of Listed Products for Continental Europe. Mr. Aubin has been a member of the board of the French cultural organization Réunion des Musées Nationaux since 2015. In 2022, JP Aubin founded the JP Aubin Family Foundation, a charitable organization which focuses on providing children with access to museums and other cultural opportunities. In 2023, Mr. Aubin was awarded Commandeur des Arts et des Lettres. Mr. Aubin graduated in 1989 from the French business school Ecole d’Administration et de Direction des affaires (EAD) with a Master’s degree in economics.

There are no family relationships between any of the Company’s directors or officers and Mr. Aubin that are required to be disclosed under Item 401(d) of Regulation S-K. Mr. Aubin does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Aubin’s compensation arrangements are described herein under “JP Aubin Agreements” below.

Sean Windeatt

Sean A. Windeatt, age 51, has served as BGC’s Chief Operating Officer since 2009, which position he will continue to hold. He has served as a Global Co-Head of Financial Services Brokerage from 2023 to 2025 and Chief Executive Officer of BGC Brokers, L.P. from 2012 to 2025. Prior to that, Mr. Windeatt served as BGC Partners’ Interim Chief Financial Officer from 2018 until 2019. Prior to these positions, Mr. Windeatt was Executive Managing Director and Vice President of BGC Partners from 2007 to 2009 and served as a Director of Cantor Fitzgerald International from 2004 to 2007. Mr. Windeatt also provides services to our operating partnerships and subsidiaries. Mr. Windeatt also served as a Business Manager and member of the finance department of Cantor Fitzgerald International from 1997 to 2003. Mr. Windeatt began his career at United Assurance in 1996. In 1996, Mr. Windeatt graduated from the University of Bedfordshire with a Bachelor’s degree in Business Administration (Finance).

There are no family relationships between any of the Company’s directors or officers and Mr. Windeatt that are required to be disclosed under Item 401(d) of Regulation S-K. Except as previously described in the 2024 Proxy under the heading “Certain Relationships and Related Transactions, and Director Independence,” which information is incorporated herein by reference, Mr. Windeatt does not have any interests in any transactions requiring disclosure under Item 404(a) of Regulation S-K.

Mr. Windeatt’s compensation arrangements are described herein under “Sean Windeatt Amended Deed of Adherence” below.

John Abularrage Agreements

Abularrage Employment Agreement

On February 18, 2025, BGC Financial, L.P. (“BGC Financial”), a subsidiary of the Company, entered into an amended and restated employment agreement with John Abularrage, effective as of February 18, 2025 (the “Abularrage Employment Agreement”). Pursuant to the terms of the Abularrage Employment Agreement, Mr. Abularrage will receive a base salary of $750,000 (“Base Salary”) per year and an annual bonus of $2,500,000 (with the Base Salary, the “Guaranteed Total Compensation”) provided that Mr. Abularrage remains in Good Standing (as defined in the Abularrage Employment Agreement) as described therein. Pursuant to the terms of the Abularrage Employment Agreement, up to twenty-five percent (25%) of Mr. Abularrage’s annual Guaranteed Total Compensation may be awarded in the form of an equity award of restricted stock units (“RSUs”) containing ratable 5-year vesting periods, as determined annually by the Compensation Committee of the Company.

The Abularrage Employment Agreement provides for a term through at least December 31, 2034 (the “Abularrage Employment Term”) except the Company may terminate the Abularrage Employment Term by written notice (i) in the case of disability, 150 days in any period of 285 consecutive days, or (ii) for Cause (as defined therein). Mr. Abularrage shall remain an employee of the Company following the termination of the Abularrage Employment Term except in the case that either party provides at least (i) thirty-six (36) months’ written notice (the “Termination Notice”) to voluntarily terminate his employment following the Abularrage Employment Term. If the Abularrage Employment Term is terminated via the Termination Notice, any of Mr. Abularrage’s RSUs granted under the Abularrage Employment Agreement shall continue to vest for a period of one (1) year following the termination of the Abularrage Employment Term, or two (2) years following the termination of the Abularrage Employment Term if Mr. Abularrage was paid $3,250,000 in excess of his Guaranteed Total Compensation, including any signing bonus previously distributed pursuant to Mr. Abularrage’s prior employment agreement, during the Abularrage Employment Term, provided that in each case Mr. Abularrage has not materially breached any of the provisions of the Abularrage Employment Agreement during the Abularrage Employment Term and complies with the non-competition and non-solicitation provisions as described below.

The Abularrage Employment Agreement provides for customary confidentiality provisions. Pursuant to the Abularrage Employment Agreement, Mr. Abularrage is subject to (i) a non-competition provision during the Term and for a period of one (1) year following the termination of the Abularrage Employment Term and relating to any business activity that is in competition with, or otherwise related to or arises from, the then current or contemplated business of BGC or any affiliate, or two (2) years in the case that Mr. Abularrage was paid $3,250,000 in excess of his Guaranteed Total Compensation, including any signing bonus previously distributed pursuant to Mr. Abularrage’s prior employment agreement, during the Abularrage Employment Term (the “Restrictive Period”), (ii) a non-solicitation provision relating to the Company’s clients (as described therein) for a period of one (1) year following the termination of the Abularrage Employment Term, or two (2) years in the case that Mr. Abularrage was paid $3,250,000 in excess of his Guaranteed Total Compensation, including any signing bonus previously distributed pursuant to Mr. Abularrage’s prior employment agreement, during the Abularrage Employment Term, and (iii) a non-solicitation provision relating to the Company’s employees for a period of three (3) years following the termination of the Abularrage Employment Term During the Restrictive Period. Mr. Abularrage shall be paid monthly an amount equal to one-twelfth (1/12th) of his annualized salary at the time of the termination of the Abularrage Employment Term, provided that Mr. Abularrage is in compliance with all restrictive covenants related to the Restrictive Period as described in the Abularrage Employment Agreement.

The foregoing description of the Abularrage Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Abularrage Employment Agreement which is Exhibit 10.1 hereto and incorporated herein by reference.

Abularrage Bonus Pool Letter

On February 18, 2025, BGC Financial entered into an amended and restated bonus pool letter with John Abularrage, effective as of February 18, 2025 (the “Abularrage Bonus Letter”). Under the terms of the Abularrage Bonus Letter, Mr. Abularrage is eligible for a seventy-five percent (75%) allocation (“Pool Allocation”) of an incentive bonus pool (the “Bonus Pool”) relating to the Profit Before Tax (“PBT”) of the Core Business, Americas Acquisitions, and Portfolio Match businesses of the Company, each as described therein, during the Abularrage Employment Term. The Compensation Committee of the Company shall determine the Bonus Pool annually and make all final determinations on a calendar year basis.  Pursuant to the terms of the Abularrage Bonus Letter, up to twenty-five percent (25%) of Mr. Abularrage’s bonus compensation under the Abularrage Bonus Letter may be awarded in the form of an equity award of RSUs containing ratable 5-year vesting periods, as determined annually by the Compensation Committee of the Company.

With respect to each calendar year of the Abularrage Employment, the Bonus Pool shall be calculated as: (1) the applicable Bonus Pool Payout Rate (as defined in the Abularrage Bonus Letter) multiplied by the Bonus PBT (as defined in the Abularrage Bonus Letter) plus (2) five percent (5%) of the incremental Portfolio Match PBT (as defined in the Abularrage Bonus Letter), if any, above fifteen million dollars ($15,000,000) (“Bonus PM PBT”), provided that Mr. Abularrage shall only be eligible for a Pool Allocation based on a Bonus PM PBT to the extent he has not met his Total Contractual Compensation (as defined in the Abularrage Bonus Letter) cap of $15,000,000 with respect to the same calendar year. If the Bonus PBT is a negative number (the “Bonus PBT Deficit”), then that Bonus PBT Deficit shall be carried forward year to year and offset on a dollar-for-dollar basis as part of the calculation of the Bonus Pool in each subsequent calculation period until such Bonus PBT Deficit has been fully offset.

Additionally, Mr. Abularrage will be eligible to receive discretionary incentive bonus awards under the BGC Group, Inc. Incentive Bonus Compensation Plan and BGC Group, Inc. Long Term Incentive Plan.  To be eligible to receive bonuses under the Abularrage Bonus Letter, Mr. Abularrage must remain in Good Standing (as defined therein) as of the applicable award or grant date of any bonus awards.

The foregoing description of the Abularrage Bonus Letter does not purport to be complete and is qualified in its entirety by reference to the full text of the Abularrage Bonus Letter which is Exhibit 10.2 hereto and incorporated herein by reference.

JP Aubin Agreements

Aubin Employment Agreement

On February 18, 2025, BGC Brokers LP (“BGC Brokers”), a subsidiary of the Company, entered into an amended and restated employment agreement with JP Aubin, effective as of February 18, 2025 (the “Aubin Employment Agreement”). Pursuant to the terms of the Aubin Employment Agreement, Mr. Aubin will receive a base salary of €705,000 per year (approximately $739,439 per year as of February 18, 2025) and additional benefits as described therein, including an annual housing allowance and company car. Additionally, Mr. Aubin will be eligible to receive discretionary incentive bonus awards under the BGC Group, Inc. Incentive Bonus Compensation Plan and BGC Group, Inc. Long Term Incentive Plan.

The Aubin Employment Agreement provides for a term through at least December 31, 2029 (the “Aubin Employment Term”), except in the case that either party provides at least (i) two (2) years’ notice to voluntarily terminate the Aubin Employment Term, (ii) three (3) months’ notice to terminate the Aubin Employment Term in the case of injury or sickness for six (6) consecutive months in any period of twelve (12) months, or (iii) for cause.

The Aubin Employment Agreement provides for customary confidentiality provisions. Pursuant to the Aubin Employment Agreement, Mr. Aubin is subject to (i) a non-competition provision during the Aubin Employment Term and for a period of two (2) years following the termination of the Aubin Employment Term and relating to Restricted Business (as defined therein) and (ii) a non-solicitation provision relating to the Company’s clients (as described therein) for a period of twelve (12) months and employees for a period of thirty-six (36) months following the termination of the Aubin Employment Term. The foregoing description of the Aubin Employment Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Aubin Employment Agreement which is Exhibit 10.3 hereto and incorporated herein by reference.

Aubin Consultancy Agreement

On February 18, 2025, BGC Services (Holdings) LLP (the “U.K. Partnership”) entered into a consultancy contract with JP Aubin, effective as of February 18, 2025 (the “Aubin Consultancy Agreement”). Pursuant to the terms of the Aubin Consultancy Agreement, Mr. Aubin will receive a consultancy fee of €100,000 per year (approximately $104,885 per year as of February 17, 2025). The Aubin Consultancy Agreement provides for a term commencing on the earlier of the termination date of the Aubin Employment Agreement and the Aubin Employment Term, and provides for a term of up to three (3) years following the commencement date, unless otherwise terminated by Mr. Aubin at an earlier date (the “Consultancy Term”).

The Aubin Consultancy Agreement provides for customary confidentiality provisions. Pursuant to the Aubin Consultancy Agreement, Mr. Aubin is subject to (i) a non-competition provision during the Consultancy Term and for a period of twelve (12) months following the termination of the Consultancy Term and relating to Restricted Business (as defined therein) and (ii) a non-solicitation provision relating to the Company’s clients and employees (as described therein) for a period of twelve (12) months following the termination of the Consultancy Term. The foregoing description of the Aubin Consultancy Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the Aubin Consultancy Agreement which is Exhibit 10.4 hereto and incorporated herein by reference.

Sean Windeatt Amended Deed of Adherence

On February 18, 2025, Sean Windeatt and the U.K. Partnership executed a Deed of Amendment (the “2025 Deed of Amendment”), which amends the Deed of Adherence, dated January 22, 2014, between Mr. Windeatt and the U.K. Partnership and the Deeds of Amendment, dated February 24, 2017, November 5, 2020 and July 12, 2023, between Mr. Windeatt and the U.K. Partnership (as amended, the “Deed”). The disclosure regarding Mr. Windeatt’s Deed of Adherence and prior Deeds of Amendment in the 2024 Proxy under the heading “Compensation Discussion and Analysis — Employment Agreements and Deeds of Adherence,” is incorporated herein by reference.

Pursuant to the 2025 Deed of Amendment, Mr. Windeatt’s membership in the U.K. Partnership was extended to a minimum initial period of up to and including June 30, 2034 (the “Initial Period”). In addition, under the 2025 Deed of Amendment, commencing July 1, 2032, either party may terminate the Deed by giving written notice to the other party at least 24 months prior to the expiration of the Initial Period. Mr. Windeatt’s membership, unless terminated earlier in accordance with the terms of the Deed, will continue following June 30, 2034 on the same terms and conditions set forth in the Deed until written notice to terminate is provided and the 24-month notice period expires.

Pursuant to the 2025 Deed of Amendment, Mr. Windeatt is also entitled to an increase in drawings from an aggregate amount of £700,000 per year (£58,333 per month) (approximately $881,615 per year or $73,467 per month as of February 18, 2025) to an aggregate amount of £750,000 per year (£62,500 per month) (approximately $944,587 per year or $78,716 per month as of February 18, 2025) effective January 1, 2025, which shall be reviewed by the Compensation Committee of the Company annually. Additionally, in connection with the execution of the 2025 Deed of Amendment, Mr. Windeatt will be awarded a one-time allocation of profit in the sum of $460,000 (less applicable income tax deductions and insurance contributions).

The 2025 Deed of Amendment extends Mr. Windeatt’s employee non-solicitation provision duration to thirty-six (36) months. All other terms and conditions of Mr. Windeatt’s membership in the U.K. Partnership are unaffected by the 2025 Deed of Amendment. The foregoing description of the 2025 Deed of Amendment does not purport to be complete and is qualified in its entirety by reference to the full text of the 2025 Deed of Amendment which is Exhibit 10.5 hereto and incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

The exhibit index set forth below is incorporated by reference in response to this Item 9.01.

EXHIBIT INDEX

Exhibit
Number	Description

10.1	Amended and Restated Employment Agreement, dated February 18, 2025, by and between John Abularrage and BGC Financial, L.P.

10.2	Amended and Restated Bonus Letter, dated February 18, 2025, by and between John Abularrage and BGC Financial, L.P.

10.3	Amended and Restated Employment Agreement, dated February 18, 2025, by and between JP Aubin and BGC Brokers LP

10.4	Amended and Restated Consultancy Contract, dated February 18, 2025, by and between JP Aubin and BGC Services (Holdings) LLP

10.5	Deed of Amendment, dated February 18, 2025, to the Amended and Restated Deed of Adherence, between Sean A. Windeatt and BGC Services (Holdings) LLP

99.1	BGC Group, Inc. Press Release re: Howard Lutnick’s confirmation as the 41st Secretary of Commerce dated February 18, 2025.

99.2	BGC Group, Inc. Press Release re: Board of Directors appointments dated February 18, 2025.

99.3	BGC Group, Inc. Press Release re: Co-CEO appointments dated February 18, 2025.

104	The cover page from this Current Report on Form 8-K, formatted in Inline XBRL

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report on Form 8-K to be signed on its behalf by the undersigned hereunto duly authorized.

BGC Group, Inc.

Date: February 19, 2025	By:	/s/ Sean A. Windeatt
	Name:	Sean A. Windeatt
	Title:	Co-Chief Executive Officer

[Signature Page to Form 8-K regarding Howard Lutnick’s confirmation as the 41st Secretary of Commerce dated February 19, 2025]